Exhibit 10.3

M E M O R A N D U M

TO: Rose Else-Mitchell

FROM: Peter Warwick

DATE: January 20, 2022

SUBJECT: Three Year Supplemental Incentive Plan Agreement

At its December 2021 meeting, the Human Resources Compensation Committee (“HRCC”) of the Scholastic Board of Directors, approved a Three Year Supplemental Incentive Plan as a bridge between your current annual bonus target of 50% and your prior annual bonus target of 75%. The plan is effective for FY 2022, FY2023 and FY 2024. This plan will be curtailed if, during this period, the Corporate Bonus Plan (“STIP”) is replaced with a scheme that pays out 75% or more of salary of your salary at target.

Three Year Supplemental Incentive Plan:

The Supplemental Incentive Plan will be funded based on the metrics and goals set each year. The financial metrics for year one will be set on the basis of FY2022 Forecast 2 and for years two and three on the basis of the final budget for FY 2023 and FY 2024.

YEAR 1 Metrics and Bonus Payout:

•Metric 1 - 50% Revenue growth of Education Solutions – FY2022 Budget revenue (target) F2 forecast is $356M.
•The Bonus payout for performance above the revenue threshold up to the maximum revenue target, the bonus payout will be determined proportionately.

Supplemental Bonus $	Revenue Target ($M)
Threshold	$314m
$15.0k	$324m
$30.0k	$334m
$50.0k	$344m
$75.0k	$354m
$110.0k Cap	$364m

•Metric 2 - Operational Execution Components – A bonus will be paid for each component if achieved (all-or-nothing payout)

Operational Execution Components	Bonus $
Florida New Worlds Reading Initiative is profitable in FY 2022	$25k
Florida New Worlds Reading Initiative produces $1m operating profit in FY 2022	$50k
Achieve digital subscription revenues of $18,773,674	$25k
Achieve targeted Divisional SKU reduction by end FY2022	$25k
Maximum bonus	$125k

•The maximum combined bonus payout for FY2022 is $235,000.

YEAR 1 Pay Date:

This Plan will pay out annually after the results for each fiscal year are finalized. The bonus pay date for the FY2022 bonus will be the pay date on or before August 15, 2022.

By: /s/ Peter Warwick                                Date: February 8, 2022
Peter Warwick, Chief Executive Officer and President

By signing below, you indicate your agreement with the terms.

AGREED TO AND ACCEPTED:

By: /s/ Rosamund Else-Mitchell                        Date: February 8, 2022
Rosamund Else-Mitchell, President Education Solutions